Exhibit 5.1

February 14, 2018

Alta Mesa Resources, Inc.

15021 Katy Freeway, Suite 400

Houston, Texas 77094

Re:	Registration Statement on Form S-1 of Alta Mesa Resources, Inc.

Ladies and Gentlemen:

We have acted as counsel to Alta Mesa Resources, a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-1 (the “Registration Statement”) by the Company relating to the registration of (a) 34,500,000 shares (the “Public Warrant Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”) underlying warrants originally sold as part of units in the Company’s initial public offering and (b) the resale of (i) 213,402,398 shares of Class A Common Stock (the “Business Combination Shares”) that have been or may be issued by the Company from time to time to certain members of SRII Opco, LP, a Delaware limited partnership (“SRII Opco”), who own common units representing limited partner interests (the “SRII Opco Common Units”) in SRII Opco, upon the redemption or exchange by such members of their SRII Opco Common Units for shares of Class A Common Stock, (ii) up to 59,871,031 shares of Class A Common Stock (the “Earn-Out Shares”) that may be issued to the contributors pursuant to those certain Contribution Agreements dated August 16, 2017 (the “Contribution Agreements”) if the earn-out consideration described therein is issued to the contributors thereunder, (iii) 40,000,000 shares of Class A Common Stock (the “Forward Purchase Agreement Shares”) to Riverstone VI SR II Holdings, L.P. (“Fund VI Holdings”) pursuant to the terms of that certain Forward Purchase Agreement, dated as of March 17, 2017 (the “Forward Purchase Agreement”), (iv) 15,133,333 shares of Class A Common Stock (the “Private Placement Warrant Shares”) of the Company underlying warrants (the “Private Placements Warrants”) originally sold pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of March 23, 2017 to Silver Run Sponsor II, LLC, and (vi) 13,333,333 shares of Class A Common Stock (the “Forward Purchase Warrant Shares”) of the Company underlying warrants (the “Forward Purchase Warrants”) originally sold to Fund VI Holdings pursuant to the terms of the Forward Purchase Agreement. The Public Warrant Shares, the Private Placement Warrant Shares, and the Forward Purchase Warrant Shares are referred to collectively herein as the “Warrant Shares”. The Public Warrants, the Private Placement Warrants and the Forward Purchase Warrants are referred to collectively herein as the “Warrants”. The Business Combination Shares, the Earn-Out Shares, the Forward Purchase Agreement Shares and the Warrant Shares are referred to collectively herein as the “Shares”. Pursuant to Rule 416(a) under the Securities Act, there are also being registered such indeterminable additional shares of Class A Common Stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For purposes of the opinions we express below, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Bylaws of the Company (the “Bylaws”), each as amended as of the date hereof, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration

Haynes and Boone, LLP

Attorneys and Counselors

1221 McKinney, Suite 2100

Houston, Texas 77010

Phone: 713.547.2000

Fax: 713.547.2600

Statement, the authorization and issuance of the Shares and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the specimen Warrant certificate, (v) the specimen Class A Common Stock certificate, (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization, (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) with respect to Shares that are registered for sale by a stockholder, a prospectus supplement will have been prepared and filed with the Commission properly describing the Shares offered thereby and will have been delivered to the purchaser(s) of the Shares as required in accordance with applicable law; (v) all Shares will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) in connection with the sale of Warrants, that the same have been executed and delivered by all applicable parties in substantially the form of the specimen form examined by us and will be enforceable in all respects in accordance with their terms; (viii) with respect to any Shares to be issued after the date of this opinion, such Shares will be duly and validly issued in accordance with the Certificate of Incorporation and Bylaws as then in effect in substantially the form of the specimen Class A Common Stock certificate examined by us and there will be sufficient shares of Class A Common Stock authorized under the Certificate of Incorporation and not outstanding or otherwise reserved for issuance.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the Delaware General Corporation Law, as currently in effect (the “DGCL”).

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1)	The Warrant Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

(2)	Forward Purchase Agreement Shares have been duly authorized by all necessary corporate action of the Company, and are validly issued, fully paid and nonassessable.

(3)	The Business Combination Shares and the Earn-Out Shares (collectively, the “Up-C Shares”) have been duly authorized by all necessary corporate action of the Company and, when the Up-C Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable selling stockholders, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Amended and Restated Limited Liability Agreement of SRII Opco dated as of February 9, 2018, the Up-C Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP